Exhibit 10.47

AMENDMENT NO. 2 TO THE NOTIONAL UNIT AWARD AGREEMENT

THIS AMENDMENT NO. 2 TO THE NOTIONAL UNIT AWARD GRANT AGREEMENT (the “Amendment”), made as of this 8th day of December 2009 between Polymer Holdings LLC (the “Company”) and Kevin M. Fogarty (the “Participant”).

WHEREAS, the Kraton Polymers LLC (“Kraton Polymers”) and the Participant entered into a notional unit award grant agreement, dated as of July 15, 2005 (the “Agreement”) pursuant to which the Company granted a Notional Unit award to the Participant pursuant to his Employment Agreement (as defined in the Agreement);

WHEREAS, on December 18th, 2008, Kraton Polymers and the Participant entered into an agreement to amend the Agreement to provide for a revised definition of “Change in Control” for purposes of distribution of the award in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended;

WHEREAS, upon the effective date of the initial public offering of the Company (the “Amendment Effective Date”) the Agreement and all outstanding Notional Units thereunder shall be transferred to and assumed by the Company;

WHEREAS, as a result of the structural changes of the Company and its affiliates, including the initial public offering of the Company and the merger of TJ Chemical Holdings LLC into Kraton Polymers (together, the “Transactions”), the compensation committee of the Company has determined to make, and the board of directors of the company has approved, appropriate adjustments to the Notional Units as described further in this Amendment;

WHEREAS, as a result of the Transactions, it is anticipated that each holder of Membership Units of TJ Chemical will receive one common share of the Company (a “Share”) for every 13.512 Membership Units (or such other number of Membership Units that is ultimately required to receive one Share by holders of Membership Units as of the Amendment Effective Date) (1 divided by such number of Membership Units, the “Conversion Ratio”); and

WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the Company and the Participant hereby agree that, effective as of Amendment Effective Date, the Agreement is hereby amended as follows:

1. Conversion. The Notional Unit Award will be converted from 300,000 Notional Units (representing an unsecured promise to receive 300,000 Notional Units of Management LLC) into notional shares representing an unsecured promise to receive a number of Shares equal to the product of (i) 300,000 and (ii) the Conversion Ratio (the

“Notional Shares”), subject to the terms and conditions of such Notional Shares as set forth herein. For the avoidance of doubt, 240,000 Notional Units granted to the Participant are vested as of the date hereof.

2. Effectiveness of Certain Provisions. Section 6 of the Agreement (entitled “Limitation on Transfer of Membership Units; Termination of Employment”) and all references to the “Operating Agreement” in the Agreement (including, without limitation, in Sections 10.1(a), 11 and 14) shall cease to be of any force or effect.

3. Other Terms and Conditions. Except as expressly provided for in this Amendment, the Notional Shares shall continue to be subject to the same terms and conditions set forth therein; provided that, all references in the Agreement to (i) “TJ Chemical” or “Management LLC” shall be deemed to refer to the Company, (ii) “Notional Units” shall be deemed to refer to Notional Shares, and (iii) a “notional membership unit” or “membership unit” of an entity shall be deemed to refer to a Share.

4. Integration. Except as otherwise specifically provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its duly authorized officer and said Participant has hereunto signed this Amendment on his own behalf, thereby representing that he has carefully read and understands this Amendment as of the day and year first written above.

POLYMER HOLDINGS LLC

/s/ RICHARD OTT
By: Richard Ott
Title: Vice President, Human Resources and Corporate Communications

KEVIN M. FOGARTY

/s/ KEVIN M. FOGARTY

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